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                                                                    Exhibit 10.2

                     FAIRCHILD REVOCABLE SAVINGS PLAN TRUST

         THIS DECLARATION OF TRUST, made this 20th day of February, 1998, having FLEET BANK OF MAINE, a corporation organized under the laws of the State of Maine and having its principal office in Portland, Maine, as trustee (hereinafter referred to as the "Trustee");

                         W I T N E S S E T H, T H A T :

         WHEREAS, FSC Semiconductor Corporation, of South Portland, Maine, desires to provide a means for eligible employees of FSC Semiconductor Corporation (or of a direct or indirect subsidiary thereof) to save and to accumulate funds to enable such an employee, at the employee's discretion and in accordance with the Fairchild Semiconductor Corporation Employee Stock Purchase Savings Plan, as amended from time to time (the "Plan"), to participate in any initial public offering of the stock of said FSC Semiconductor Corporation or Fairchild Semiconductor Corporation; and

         WHEREAS, no employee is obligated to participate in any such initial public offering and, accordingly, as more fully provided in the Plan, at any time an eligible employee may add (exclusively through payroll deduction) property to or withdraw all such employee's property from this trust;

         NOW, THEREFORE, Fleet Bank of Maine, as Trustee, and its successors in office, will hold, administer and dispose of all property that is transferred to this trust from time to time by such employees in a trust, to be known as the "Fairchild Revocable Savings Plan Trust", as follows:

                                    ARTICLE I
                           Disposition of Trust Funds

         A. During the continuance of this trust, the Trustee may receive property from employees of FSC Semiconductor Corporation (or any direct or indirect subsidiary thereof) from payroll deduction and in accordance with the Plan. The property so transferred by an employee to the Trust shall be held in a separate trust for the benefit of such employee, with each such employee's separate trust to be known by the name of such employee followed by the word "Trust".

         B. While an employee's separate trust continues, the Trustee shall accumulate the net income of such separate trust and annually shall add it to trust principal; provided, however, that if a licensed physician certifies in writing to the Trustee that the employee in respect of whom such separate trust is established is incapacitated, the Trustee shall continue to accumulate the net income of such trust unless otherwise directed in writing by such employee's legal representative.


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                                   ARTICLE II
                                   Termination

         A separate employee's trust hereunder shall terminate upon the earlier to occur of (1) termination of such employee's eligibility to participate in the Plan, (2) such employee's withdrawal from the participation in the Plan, (3) an initial public offering of the stock of said FSC Semiconductor Corporation or of said Fairchild Semiconductor Corporation, as defined in paragraph 5 of the Plan, or other termination of the Plan in accordance with its terms. Upon termination of a separate trust established hereunder, the Trustee shall distribute all of the then remaining assets of such separate trust to the employee in respect of whom such trust was established or to such employee's agent (designated by such employee in writing). If, however, an employee's separate trust terminates as a result of such employee's death, then the Trustee shall distribute all of the then remaining assets of such trust to the personal representative of such employee's estate to be disposed of as a part of that estate.

                                   ARTICLE III
                                    Trustees

         A. The Trustee may resign at any time by providing thirty (30) days written notice to FSC Semiconductor Corporation. If a vacancy occurs in the office of Trustee hereunder, the person or persons, bank or trust company appointed in a written instrument executed by the President of FSC Semiconductor Corporation, or of its then successor in interest, shall become a Trustee or Trustees hereunder.

         B. No Trustee serving hereunder shall be required to furnish any bond or, if bond is required by law, no surety on such bond shall be required. The Trustee is excused from filing any inventory with, and accounting to, any court.

         C. During the continuance of this trust, the Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by FSC Semiconductor Corporation and the Trustee. FSC Semiconductor Corporation shall pay such compensation and all reasonable costs, charges, and expenses incurred by the Trustee in connection with the administration of this trust, including counsel, investment and administrative fees. If not so paid by FSC Semiconductor Corporation, the same shall be paid from this trust.

         D. The Trustee shall be fully protected in acting upon any written instruction, instrument, certificate or other document believed by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy contained therein.

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         E. The Trustee shall not be liable hereunder for any loss or diminution of this trust resulting from any reasonable action taken or refrained from being taken in accordance with the fiduciary obligations imposed on trustees by applicable law.

         F. The Trustee is entitled to indemnification, to the extent permitted by law, and to be held harmless from and against any and all claims or liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind that may be asserted against or incurred by the Trustee by reason of its taking or refraining from taking any action hereunder, except to the extent due to the Trustee's gross negligence or willful misconduct.

                                   ARTICLE IV
                              Administrative Powers

         A. In extension of and not in limitation of the powers given trustees by applicable law and the other provisions of this instrument, the Trustee shall have the following powers with respect to the trust and its property, in each case to be exercised from time to time in the sole discretion of the Trustee and without authorization or license of any court of probate or any other authority whatsoever and without giving bond therefor:

         1. To invest the assets of this trust wholly in cash or cash equivalents (including without limitation the Galaxy Government Money Market Fund or other similar fund irrespective of such fund's affiliation with the Trustee) without regard to further diversification of the trust assets, and notwithstanding the fact that any or all of the investments made or retained are of a character or size which but for this express authority would not be considered proper for fiduciaries.

         2. To employee and compensate agents, including, without limitation, administrators, attorneys, investment advisors, custodians, brokers and accountants, each of whose compensation shall be determined and paid independently of any compensation paid to the Trustee or to any other such agent and each of whom may be employed regardless of any connection between any such agent and the Trustee, and to delegate to such agents or any of them, or to another Trustee, if any, temporarily or permanently, such discretionary powers of such time as the Trustee may consider advisable; provided, however, that nothing in this Subsection shall be construed to permit any Trustee to delegate to any other person all of his, her or its powers and duties.

         3. To receive, pursuant to the Plan, from employees of said FSC Semiconductor Corporation (or a direct or indirect subsidiary thereof) during the continuance of this trust additions to it exclusively through payroll deduction in accordance with the provisions of the Plan; and to hold and administer the same under the provisions hereof.

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         4. To mingle the trust property of the separate trusts administered under this instrument, allotting to each separate trust an undivided interest in the mingled funds that shall always be equal to that trust's proportionate contribution (as adjusted from time to time as a result of accumulations of income, payments of principal and additions to principal) to the mingled funds.

                                    ARTICLE V
                                  Governing Law

         The trust established under this instrument is a Maine trust, made in that State, and is to be governed, construed, and administered according to its laws and shall continue to be so governed, construed and administered even though administered elsewhere within the United States or abroad.

         IN WITNESS WHEREOF, said FLEET BANK OF MAINE, in acceptance of the terms of this trust and the office of Trustee hereunder, has caused this instrument to be signed in its corporate name and sealed with its corporate seal by its officer thereunto duly authorized, all the day and year first above written.

                                       FLEET BANK OF MAINE, Trustee

/s/ Andrea Lutz                        By:  /s/ David J. Parker
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Witness                                     Its
                                       David J. Parker
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                                      [Print name]






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